Exhibit 10.41

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential.

THIRD AMENDED AND RESTATED
SERVICE AGREEMENT

between

UNIFUND CCR, LLC

and

PAYCE, LLC

dated as of

January 1, 2019

THIRD AMENDED AND RESTATED

SERVICE AGREEMENT

This Third Amended and Restated Service Agreement, dated as of Januay 1, 2019 (this "Agreement"), is entered into between Unifund CCR, LLC, an Ohio limited liability company ("Unifund"), and Payce, LLC, a Delaware limited liability company ("Payce").

RECITALS

WHEREAS, on April 1, 2017, Unifund and Payce amended and restated the original Service Agreement (the "Original Agreement") dated August 5, 2016; (the "Amended and Restated Agreement");

WHEREAS the Amended and Restated Agreement was entered into by and between Unifund and Payce in order to facilitate the operation of Payee's business;

WHEREAS, Unifund and Payce agreed to enter into the Amended and Restated Agreement, pursuant to which Unifund agreed to provide, or cause its Affiliates to provide, Payee with certain services, subject to the terms and conditions of the Original Agreement;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement;

WHEREAS, Unifund and Payce now seek to amend and restate the Amended and Restated Service Agreement by entering into this Agreement; and

WHEREAS, this Agreement supersedes the Amended and Restated Service Agreement, Original Agreement, and any preceding agreements hereof in the event of any conflict.

THEREFORE, both Unifund and Payce agree to enter into this Agreement; and NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Unifund and Payce hereby agree as follows:

ARTICLE I
SERVICES

Section 1.01      Provision of Services.

(a)            Unifund agrees to provide, or to cause its Affiliates to provide, the services (the "Services") set forth on the exhibits attached hereto (as such exhibits may be amended or supplemented pursuant to the terms of this Agreement, collectively, the "Service Exhibits") to Payce for the respective periods and on the other terms and conditions set forth in this Agreement and in the respective Service Exhibits.

(b)            Notwithstanding the contents of the Service Exhibits, Unifund agrees to respond in good faith to any reasonable request by Payce for access to any additional services that are necessary for the operation of the business of Payce, that are typically provided by Unifund and its affiliates, and which are not currently contemplated in the Service Exhibits, at a price to be agreed upon after good faith negotiations between the parties. Any such additional services so provided by Unifund shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on a Service Exhibit as of the date hereof.

Section 1.02      Standard of Service.

(a)            Unifund represents, warrants and agrees that the Services shall be provided in good faith, in accordance with Law and, except as specifically provided in the Service Exhibits, in a manner generally consistent its current practices. Subject to Section 1.03, Unifund agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)            Except as expressly set forth in Section 1.02(a) or in any contract entered into hereunder, Unifund makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Payce acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by Unifund as an independent contractor.

Section 1.03 Third-Party Service Providers. Unifund shall have the right to hire third-party subcontractors to provide all or part of any Service hereunder; provided, however, that in the event such subcontracting is inconsistent with Unifund's practices, Unifund shall obtain the prior written consent of Payce to hire such subcontractor, such consent not to be unreasonably withheld. Unifund shall in all cases retain responsibility for the provision to Payce of Services to be performed by any third-party service provider or subcontractor or by any of Unifund's Affiliates.

Section 1.03      Access to Premises; Cooperation.

(a)            In order to enable the provision of the Services by Unifund, Payce agrees that it shall provide to Unifund's and its Affiliates' employees and any third-party service providers or subcontractors who provide Services, at no cost to Unifund, access to the facilities, assets and books and records of Payce, in all cases to the extent necessary for Unifund to fulfill its obligations under this Agreement.

(b)            Unifund agrees that all of its and its Affiliates' employees and any third-party service providers and subcontractors, when on the property of Payce or when given access to any equipment, computer, software, network or files owned or controlled by Payce, shall conform to the policies and procedures of Payce concerning health, safety and security which are made known to Unifund in advance in writing.

(c)            Payce agrees that it and all of its and its Affiliates' employees and representatives will use their best efforts to cooperate with any and all reasonable requests of Unifund in connection with providing the Services.

ARTICLE II
COMPENSATION

Section 2.01      Responsibility for Wages and Fees. For such time as any employees of Unifund or any of its Affiliates are providing the Services to Payce under this Agreement, (a) such employees will remain employees of Unifund or such Affiliate, as applicable, and shall not be deemed to be employees of Payce for any purpose, and (b) Unifund or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker's compensation, and the withholding and payment of applicable Taxes relating to such employment.

Section 2.02      Terms of Payment and Related Matters.

(a)            As consideration for provision of the Services, Payee shall pay Unifund the amount specified for each Service on such Service's respective Service Exhibit. In addition to such amount, in the event that Unifund or any of its Affiliates incurs reasonable and documented out-of-pocket expenses in the provision of any Service, including, without limitation, license fees and payments to third-party service providers or subcontractors, but excluding payments made to employees of Unifund or any of its Affiliates pursuant to Section 2.01 (such included expenses, collectively, "Out-of-Pocket Costs"), Payce shall reimburse Unifund for all such Out-of-Pocket Costs in accordance with the invoicing procedures set forth in Section 2.02(b).

(b)            As more fully provided in the Service Exhibits and subject to the terms and conditions therein:

(i)            Unifund shall provide Payce, in accordance with Section 6.01 of this Agreement, with monthly invoices ("Invoices"), which shall set forth in reasonable detail, with such supporting documentation as Payce may reasonably request with respect to Out-of-Pocket Costs, amounts payable under this Agreement; and

(ii)            payments pursuant to this Agreement shall be made within thirty (30) days after the date of receipt of an Invoice by Payce from Unifund.

(c)            If at any time Unifund believes that the payments contemplated by a specific Service Exhibit are materially insufficient to compensate it for the cost of providing the Services it is obligated to provide hereunder, Unifund shall notify Payee as soon as possible, and the parties hereto will commence good faith negotiations toward an agreement in writing as to the appropriate course of action with respect to pricing of such Services for future periods.

(d)            Unifund may, in its sole discretion, increase the amount to be paid for any service as of January 1st of each year by delivering written notice of such increase to Payee no later than December 15th of the prior year; provided that Unifund may not increase the amount to be paid for any service by more than 10% in any single year.

Section 2.03      Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, Unifund shall have no further obligation to provide the applicable terminated Services and Payce will have no obligation to pay any future compensation or Out-of-Pocket Costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Payce prior to such termination).

Section 2.04      Invoice Disputes. In the event of an Invoice dispute, Payee shall deliver a written statement to Unifund no later than ten (10) days prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02(b). The parties shall seek to resolve all such disputes expeditiously and in good faith. Unifund shall continue performing the Services in accordance with this Agreement pending resolution of any dispute.

Section 2.05      No Right of Setoff. Each of the parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other party, whether under this Agreement, the Purchase Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other party.

Section 2.06      Taxes. Payce shall be responsible for all sales or use Taxes imposed or assessed as a result of the provision of Services by Unifund.

ARTICLE III
TERMINATION

Section 3.01      Termination of Agreement. Subject to Section 3.04, this Agreement shall terminate in its entirety (i) thirty (30) days following receipt of written notice by either party of the other party's intention to terminate this Agreement, (ii) on the date upon which Unifund shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 3.02 or (iii) in accordance with Section 3.03.

Section 3.02      Breach. Any party (the "Non-Breaching Party") may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other party (the "Breaching Party") if the Breaching Party has failed (other than pursuant to Section 3.05) to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching party seeking to terminate such service. For the avoidance of doubt, non-payment by Payce for a Service provided by Unifund in accordance with this Agreement and not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 3.02.

Section 3.03      Insolvency. In the event that either party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any limited liability company action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.

Section 3.04      Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.03, Section 2.05, Section 2.06, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement.

Section 3.05      Force Majeure. The obligations of Unifund under this Agreement with respect to any Service shall be suspended during the period and to the extent that Unifund is prevented or hindered from providing such Service, or Payce is prevented or hindered from receiving such Service, due to any of the following causes beyond such party's reasonable control (such causes, "Force Majeure Events"): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order or Law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and Unifund shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither Payce nor Unifund shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable End Date for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

ARTICLE IV
CONFIDENTIALITY

Section 4.01      Confidentiality.

(a)            During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective Representatives to, maintain in confidence and not disclose the other party's financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, "Confidential Information"). Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the "Receiving Party") may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the "Permitted Purpose"). Any Receiving Party may disclose such Confidential Information only to its Representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by a Governmental Order, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the "Disclosing Party"), and take reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party's rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such Governmental Order.

(b)            Notwithstanding the foregoing, "Confidential Information" shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its Representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.

(c)            Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party's option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing.

ARTICLE V
LIMITATION ON LIABILITY; INDEMNIFICATION

Section 5.01      Limitation on Liability. In no event shall Unifund have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party's sole, joint, or concurrent negligence, strict liability, criminal liability or other fault. Payce acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.

Section 5.02      Indemnification. Subject to the limitations set forth in Section 5.01, Unifund shall indemnify, defend and hold harmless Payce and its Affiliates and each of their respective Representatives (collectively, the "Payce Indemnified Parties") from and against any and all Losses of the Payce Indemnified Parties relating to, arising out of or resulting from the willful misconduct of Unifund or its Affiliates or any third party that provides a Service to Payce pursuant to Section 1.03 in connection with the provision of, or failure to provide, any Services to Payce; provided, Unifund's indemnification obligations under this Agreement shall be limited to the amount of the total fees received by Unifund under this Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.01      Notices. All Invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):

(a)            if to Unifund:

Unifund CCR, LLC

10625 Techwoods Circle, Cincinnati, Ohio 45242

Facsimile: 513-247-2723

E-mail: Generalcounsel@unifund.com

Attention: General Counsel

(b)            if to Payee:

Payce, LLC

10625 Techwoods Circle, Cincinnati, Ohio 45242

Facsimile: 513-247-2723

E-mail: support@Paycepays.corn

Attention: General Counsel

Section 6.02      Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.03      Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.04      Entire Agreement. This Agreement, including all Service Exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including without limitation the Original Agreement and the Amended and Restated Agreement, which it replaces and supersedes in its entirety. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

Section 6.05      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.06      No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.07      Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.08      Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Ohio. Any legal suit, action or proceeding arising out of or based upon this agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the state of Ohio in each case located in the city of Cincinnati and county of Hamilton, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.09      Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this agreement or the transactions contemplated hereby. Each party to this agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 6.09.

Section 6.10      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PAYCE, LLC

By:
Name:	[•]
Title:	[•]

UNIFUND CCR, LLC

By:
Name:	[•]
Title:	[•]